SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report		December 24, 2003
(Date of earliest event reported)	(	December 23, 2003)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

818 S. Kansas Avenue	818 S. Kansas Avenue
Topeka, Kansas 66612	Topeka, Kansas 66612
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number,	(Registrant’s Telephone Number,
Including Area Code)	Including Area Code)

PROTECTION ONE, INC

Item 5.  Other Events

Protection One, Inc. announced in a press release on December 23, 2003 that Westar Energy, Inc. (NYSE: WR) issued a press release on the same date disclosing that Westar Energy entered into a definitive agreement to sell its approximately 88% equity interest in Protection One and to transfer its rights and obligations as the lender under Protection One’s credit facility to affiliates of Quadrangle Group LLC (www.quadranglegroup.com). Westar Energy further announced that the transaction is expected to be completed during the first quarter of 2004, subject to customary conditions precedent to closing, including approval from the Kansas Corporation Commission.  Protection One is not a party to this agreement.

Item 7.  Exhibits.

(c)                          Exhibits:

99.1 Press Release dated December 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date:	December 24, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President
and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date:	December 24, 2003	By:	/s/ Darius G.Nevin
Darius G. Nevin
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated December 23, 2003.